Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-102383 on Form S-8 of our report dated June 29, 2011, with respect to the financial statements and schedule of Bank of Granite Employees’ Savings & Profit Sharing Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 29, 2011